UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under the Securities Act of 1933

FASHION NET, INC.
(Exact name of registrant as specified in its charter)

Nevada	7310	26-0685980
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11088 Arcadia Sunrise Drive
Henderson, Nevada 89052
(702) 524-1091
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Evelyn Meadows
11088 Arcadia Sunrise Drive
Henderson, NV 89052
(702) 524-1091
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Wendy E. Miller, Esq.
2549B Eastbluff Dr. #437
Newport Beach, CA 92660
949-400-8913

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
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If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box.
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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount of Shares to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	170,000 (1)	$0.05 (2)	$8,500.00	$0.26

(1)	This registration statement registers the potential resale of 170,000 shares of commons tock held by security holders of the Registrant.
(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum.  The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus
FASHION NET, INC.

170,000 shares of common stock
$0.05 per share

Fashion Net, Inc. is registering an aggregate of 170,000 shares of its common stock that are to be sold, from time-to-time, by one or more of the Selling Stockholders and their transferees, pledges, donees or their successors (collectively referred to hereinafter as the “Selling Stockholders”).  The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices. To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association.  The company has not approached any broker/dealers with regard to assisting the company to apply for such listing.  The proceeds from the sale of the Selling Stockholders’ shares will go directly to the Selling Stockholders and will not be available to us.  The Selling Stockholders are listed under “Selling Security Holders” on page 11.

Prior to this offering, there has been no public market for our common stock.

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See “Risk Factors” starting on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Offered by the Selling Stockholders	Number of Shares	Offering Price	Underwriting Discounts & Commissions (See "Plan of Distribution" beginning on page 12)	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0.00
Total	170,000	$8,500.00	$0.00	$0.00

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC becomes effective.  This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

Resale transactions may not take place due to the absence of registration or applicable exemptions.

Fashion Net, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is October 3, 2008

TABLE OF CONTENTS

PROSPECTUS SUMMARY AND RISK FACTORS

The Company

Fashion Net, Inc. was incorporated in the State of Nevada on August 7, 2007.  We are a development stage company with the goal of establishing ourselves as a marketing consulting company for fashion designers, manufacturers and retailers.  We plan to utilize the Internet as a virtual fashion show where consumers can browse new styles, as well as read about developing fashion trends and the latest industry news.

We have initiated our development and start-up activities, but have not yet commenced planned principal operations.  Our operations have been devoted primarily to startup and development activities, which include the following:

1.	Formation of the Company,

2.	Obtaining capital through sales of our common stock and debt securities,

3.	Reserving a domain name at www. fashionnetonline.com and

4.	Beginning preliminary planning and design of our website.

We are attempting to build Fashion Net to become fully operational.  In order to begin generating revenues, we must:

1.
Finalize a fully-operational website:  We have reserved the domain name www. fashionnetonline.com and have published a working and interactive framework, but not a fully-operational website on which we can display the fashion-related content and e-commerce capabilities we intend to publish in accordance with our business objectives.  We believe out site is critical to attracting prospective customers and for generating awareness of our brand.

2.
Devise a marketing strategy:  We believe that generating awareness of our company will drive fashion industry executives to utilize our marketing consulting services.  In order to do so, we must develop and implement an effective promotional strategy.  We intend to utilize search engine placement and keyword submission optimization services to increase the visibility of our website, once it is operational.  We currently have no marketing strategies in place and our website is still in the development stage.

Since our inception on August 7, 2007 to June 30, 2008, we have not generated any revenues and have incurred a net loss of $14,018.  Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.  It is hoped that we will begin to generate revenues within the next 12 months, of which there can be no guarantee.  The realization of sales revenues in the next 12 months is important for our plan of operations.  However, we cannot guarantee that we will generate such growth.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we will need to raise additional capital by issuing capital stock or debt securities in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to stay in business.

We currently have one officer and director, Ms. Evelyn Meadows, who also act as our sole employee.  This individual works for us on a part-time basis.

As of the date of this prospectus, Fashion Net has 10,170,000 shares of $0.001 par value common stock issued and outstanding.

Fashion Net’s administrative office is located at 11088 Arcadia Sunrise Drive, Henderson, Nevada 89052, telephone (702) 524-1091.

Fashion Net’s fiscal year end is December 31.

Offering by the Selling Stockholders

The offering partially consists of shares offered by the Selling Stockholders.  The Selling Stockholders are offering 170,000 shares of our currently issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective.  The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices. To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association.  The company has not approached any broker/dealers with regard to assisting the company to apply for such listing.

Resale transactions may not take place due to the absence of registration or applicable exemptions.  Apart from the States of Nevada and Ohio, we have not made any determinations as to where such resale transactions may or may not occur.  Resale transactions in any state except Nevada and Ohio require proper diligence on the part of the investor.

The offering price of $0.05 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

All proceeds from sales of shares by the Selling Stockholders will go directly to the Selling Stockholders and none will be available to Fashion Net, Inc.

Fashion Net, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock, but the Selling Stockholders will be responsible for any related commissions, taxes, attorney's fees and related charges in connection with the offer and sale of the shares.  The Selling Stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Our Transfer Agent is Empire Stock Transfer, Inc., 2470 St. Rose Pkwy Suite 304, Henderson, NV 89074, Phone: (702) 818-5898.

Summary Financial Information

The summary financial data are derived from the historical financial statements of Fashion Net.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

	June 30,	December 31,
	2008	2007
ASSETS
Current assets
Cash and equivalents	$9,821	$200
Total current assets	9,821	200

Total assets	$9,821	$200

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$460	$460
Total current liabilities	460	460

Stockholders’ equity
Preferred stock	-	-
Common stock	10,710	10,000
Additional paid-in capital	13,209	3,119
(Deficit) accumulated during development stage	(14,018)	(13,379)
Total stockholders’ equity (deficit)	9,901	(260)

Total liabilities and stockholders’ equity (deficit)	$10,361	$200

Statements of Operations Data

	For the three	For the six
	Months ended	Months ended	August 7, 2007
	June 30,	June 30,	(Inception)
	2008	2008	June 30, 2008

Revenue	$-	$-	$-

Expenses:
Executive compensation	-	-	10,000
General and administrative expenses	7	639	4,018
Total expenses	7	639	14,018

Net (loss)	$(7)	$(639)	$(14,018)

Net (loss) per share	$(0.00)	$(0.00)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Our sole officer and director work for us on a part-time basis.  As a result, we may be unable to develop our business and manage our public reporting requirements.

Our operations depend entirely on the efforts of Evelyn Meadows, our sole officer and sole director.  Ms. Meadows has no experience related to public company management, nor as a principal accounting officer.  Because of this, we may be unable to develop and manage our business.  We cannot guarantee you that we will overcome any such obstacle.

Investors may lose their entire investment if we fail to implement our business plan.

Fashion Net, Inc. was formed in August 2007.  We have no demonstrable operations record, on which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, management that is inexperienced in managing a public company, a competitive market environment and lack of brand recognition.  Fashion Net cannot guarantee that we will be successful in establishing ourselves in the fashion industry or in accomplishing our objectives.  Since our inception, we have not generated any revenues and may incur losses in the foreseeable future.  If we fail to implement and create a base of operations for our proposed fashion marketing business, we may be forced to cease operations, in which case investors may lose their entire investment.

If we are unable to continue as a going concern, investors may face a complete loss of their investment.

We have yet to commence our planned operations.  As of the date of this Prospectus, we have had only limited start-up operations and generated no revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the registration statement, of which this prospectus is a part.  If our business fails, the investors in this offering may face a complete loss of their investment.

Investors will have limited control over decision-making because principal stockholder, officer and director of Fashion Net control the majority of our issued and outstanding common stock.

Ms. Evelyn Meadows, our sole officer and director, beneficially owns approximately 98% of our outstanding common stock.  As a result, this individual could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership limits the power to exercise control by the minority shareholders that will have purchased their stock in this offering.

Fashion Net may not be able to attain profitability without additional funding, which may be unavailable.

We have limited capital resources.  To date, we have not generated cash from our fashion marketing consultation business.  Unless we begin to generate sufficient revenues from our proposed consulting services to finance operations as a going concern, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to go out of business if additional financing is not available.  We have no intention of liquidating.  In the event our cash resources are insufficient to continue operations, we intend to raise addition capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

Because of competitive pressures from competitors with more resources, Fashion Net may fail to implement its business model profitably.

Our sole officer and director, in her singular and limited research and experience, believes we compete, in general, with advertising companies for the marketing budgets of fashion industry participants.  We believe there are a significant number of advertising firms providing services in direct competition with, and exactly similar to, those proposed to be provided by us.  All of our competitors are significantly larger and have substantially greater financial, technical, marketing and other resources and significantly greater name recognition.  In addition, many of our competitors have well-established relationships with fashion marketing, consulting design and retail channels or other similar entities.  It is possible that new competitors or alliances among competitors will emerge in the future.  Our expected competitors may be able to fulfill customer requests more efficiently than we may be able to.  There can be no assurance that we will be able to compete successfully against present or future competitors or that competitive pressures will not force us to cease our operations.

We may be unable to generate sales without marketing or distribution capabilities.

We have not commenced our planned consulting business and do not have any sales, marketing or distribution capabilities.  Additionally, we have not yet established our Internet presence, upon which we expect to place significant reliance to generate awareness of our company and services.  We cannot guarantee that we will be able to develop a sales and marketing plan or to develop a fully operational and functional web site.  In the event we are unable to successfully implement any one or more of these objectives, we may be unable to generate sales and operate as a going concern.

If our computer systems and Internet infrastructure fail, we will be unable to conduct our business.

We will depend upon third-party Internet service providers for the design, hosting and e-commerce capabilities for our proposed website.  The performance of such providers’ Internet infrastructure is critical to our business and reputation, as well as out ability to attract web users, new customers and commerce partners.  Any system failure that causes an interruption in service or a decrease in responsiveness of our web site could result in an impairment of traffic on our web site and, if sustained or repeated, could materially harm our reputation and the attractiveness of our brand name.  To the extent that we do not effectively address any capacity constraints, such constraints would have a material adverse effect on its business, result of operations and financial condition.

Failure by us to respond to changes in customer preferences could result in lack of sales revenues and may force us out of business.

Any change in the preferences of our potential customers or to shifts in the preferences of the end consumer that we fail to anticipate could reduce the demand for the fashion consulting services we intend to provide.  Decisions about our focus and the specific services we plan to offer are to be made in advance and we may be unable to anticipate and respond to changes in consumer preferences and demands.  Such a failure could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed services and lower profit margins.

Seasonality and fluctuations in our business could make it difficult for you to evaluate our operations on a period by period basis.

The clothing industry is highly variable, with fashions changing with the seasons.  Although we believe such seasonality benefits our company’s proposed services, in that manufacturers and retailers are expected to rely on our services in reliable cycles, certain manufacturers and retailers may choose to limit the amount of marketing they conduct during any given season.  For instance, a sportswear manufacturer that experiences the bulk of its sales in the spring and summer months may reduce its marketing budget during the fall and winter seasons, thus causing fluctuations in our operating results.  This seasonality, along with other factors that are beyond our control, including general economic conditions, changes in consumer behavior and periodic weather anomalies, could adversely affect our operations and cause our results of operations to fluctuate.  Results of operations in any period should not be considered indicative of the results to be expected for any future period.

Fashion Net may lose its top management without employment agreements or due to conflicts of interest.

Our operations depend substantially on the skills and experience of Evelyn Meadows, our sole director and officer.  We have no other full- or part-time employees besides this individual.  Mr. Meadows is currently involved in other business activities and may, in the future, engage in further business opportunities.  Ms. Meadows may face a conflict in selecting between Fashion Net and other business interests.  We have not formulated a policy for the resolution of such conflicts.  Furthermore, we do not maintain key man life insurance on Ms. Meadows.  Without employment contracts, we may lose our sole officer and director to other pursuits without a sufficient warning and, consequently, go out of business.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.  Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

Certain Nevada corporation law provisions could prevent a potential takeover, which could adversely affect the market price of our common stock.

We are incorporated in the State of Nevada.  Certain provisions of Nevada corporation law could adversely affect the market price of our common stock.  Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us.  Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

The costs and expenses of SEC reporting and compliance may inhibit our operations.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with such requirements may be substantial.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock.  The majority of our issued and outstanding common stock, 98%, is currently held by Ms. Meadows, our sole officer, director and employee.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.  When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently issued and outstanding shares of common stock, aggregating 10,170,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Investors may be unable to sell their shares without complying with “Blue Sky” regulations.

Each state has its own securities laws, also known as blue sky laws, which, in part, regulates both the offer and sale of securities.  In most instances, offers or sales of a security must be registered or exempt from registration under these blue sky laws of the state or states in which the security is offered and sold.  The laws and filing or notification requirements tend to vary between and among states.  Sales by the selling shareholders may occur in Nevada and Ohio.  Apart from the States of Nevada and Ohio, we have not made any determinations as to where such resale transactions may or may not occur.  Resale transactions in any State except Nevada and Ohio require proper diligence on the part of the investor.  Investors should consult an attorney or a licensed investment professional prior to delving into blue sky laws.  Failure to comply with applicable securities regulations may lead to fines or imprisonment.

Our common stock may not be transferable without meeting securities registration requirements or exemption therefrom.

We have not blue skied our securities in any jurisdiction and have not identified any exemptions from registration.  As a result, investors in our common stock may have difficulty selling their shares unless they are able to register their shares or find an exemption therefrom.  Furthermore, broker-dealers may be unwilling or unable to act on behalf of investors in our common stock unless or until the shares are registered, or an applicable exemption from registration is identified, in certain states in which our common stock may be offered or sold.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders.  The selling security holders will receive the net proceeds from the resale of their shares.  We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price

As there is no public market in the shares, Fashion Net, Inc. used the price of $0.05 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price.  The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.  The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices.  To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association.  The Company has not approached any broker/dealers with regard to assisting the Company to apply for such listing.

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the Selling Stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock	Number of Shares Owned before the Offering(1)	Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering(2)

Dawnera Apodaca	5,000	5,000	0	0.00%
Roman Apodaca	5,000	5,000	0	0.00%
Dillon Berner	5,000	5,000	0	0.00%
Michael D. Bishoff	10,000	10,000	0	0.00%
Matthew Blevins	10,000	10,000	0	0.00%
Curtis Bowls II	5,000	5,000	0	0.00%
Benjamin Burkhalter	5,000	5,000	0	0.00%
Michael B. Callahan	5,000	5,000	0	0.00%
Patrick A. Callahan	5,000	5,000	0	0.00%
Maria Carreon	5,000	5,000	0	0.00%
Amy Holler	5,000	5,000	0	0.00%
Vince Jnekins	10,000	10,000	0	0.00%
Christopher Martinez	5,000	5,000	0	0.00%
Craig Means	5,000	5,000	0	0.00%
Lisa Means	10,000	10,000	0	0.00%
Jeffrey Merson	5,000	5,000	0	0.00%
Scott Merson	5,000	5,000	0	0.00%
Patrick R. Mokros	5,000	5,000	0	0.00%
Robert M. Moldonado	5,000	5,000	0	0.00%
Colin O’Leary	10,000	10,000	0	0.00%
Jason Rogers	5,000	5,000	0	0.00%
Robert Sandoval	10,000	10,000	0	0.00%
Joshua Segal	5,000	5,000	0	0.00%
Patricia L. Stewart	5,000	5,000	0	0.00%
Thomas M. Strutz	5,000	5,000	0	0.00%
Wabeto Tesfatsion	5,000	5,000	0	0.00%
Joseph Vogt	5,000	5,000	0	0.00%
Yram Ybarra	5,000	5,000	0	0.00%

Total (28 persons)	170,000	170,000	0	0.00%

Notes:

1.
In April 2008, we sold 170,000 shares of our common stock to the twenty-eight selling shareholders listed above.  The shares were issued at a price of $0.05 per share for total cash in the amount of $8,500.  The shares bear a restrictive transfer legend.  This April 2008 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Fashion Net, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders’ equity and cash flows.

2.	Assumes the offering of all 170,000 offered for sale by the Selling Stockholders in this registration statement, of which this prospectus is a part.

None of the Selling Stockholders has been affiliated with Fashion Net, Inc. in any capacity in the past three years.

None of the Selling Stockholders is a broker/dealer or an affiliate of a broker/dealer.

Family Relationships

Dawn and Roman Apodaca are married.

Michael and Patrick Callahan are brothers.

Craig and Lisa Means are married.

Jeff and Scott Merson are brothers.

Plan of Distribution

There is no public market for our common stock.  Our common stock is currently held amongst a small community of shareholders.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.  Fashion Net, Inc. cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The Selling Stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the Selling Stockholders may sell shares at market prices, which may vary, or at negotiated prices.  The Selling Stockholders may use broker/dealers to sell their shares.  The broker/dealers will either receive discounts or commissions from the Selling Stockholders, or they will receive commissions from purchasers of shares.

The Selling Stockholders may transfer the shares by means of gifts, donations and contributions.  This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information.  Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

The Selling Stockholders may offer their shares at various times in one or more of the following transactions:

1.	In the over-the-counter market;

2.	On any exchange on which the shares may hereafter be listed;

3.	In negotiated transactions other than on such exchanges;

4.	By pledge to secure debts and other obligations;

5.
In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.	In a combination of any of the above transactions.

Some of the Selling Stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the Selling Stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act.  Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act.  The Selling Stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The Selling Stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the Selling Stockholders.  Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.  All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The Selling Stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them.  The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus.  We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the Selling Stockholders is acting independently of us in making decisions with respect to the timing, price, manner and size of each with the distribution of the shares.  There is no assurance, therefore, that the Selling Stockholders will sell any or all of the shares.  In connection with the offer and sale of the shares, we have agreed to make available to the Selling Stockholders copies of this prospectus and any applicable prospectus supplement and have informed the Selling Stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby.

Description of Securities

Fashion Net, Inc.’s authorized capital stock consists of 75,000,000 shares of common stock, having a $0.001 par value.

The holders of Fashion Net’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by Fashion Net’s Board of Directors;

2.	Are entitled to share ratably in all of Fashion Net’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of Fashion Net’s affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when sold, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Non-Cumulative Voting

Holders of shares of Fashion Net, Inc.'s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Fashion Net’s directors.

Cash Dividends

As of the date of this prospectus, Fashion Net, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of Fashion Net’s board of directors and will depend upon Fashion Net’s earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of Fashion Net not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in Fashion Net’s business operations.

Interest of Named Experts and Counsel

Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Wendy E. Miller, Esq., Newport Beach, California, who holds no interest in our common stock.

Experts

Moore & Associates, Chartered, independent registered public accounting firm, have audited our financial statements at December 31, 2007, and for the period August 7, 2007 (Inception) to December 31, 2007, as set forth in their report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Moore & Associates, Chartered’s report, given on their authority as experts in accounting and auditing.

Description of Business

Business Development and Summary

Fashion Net, Inc. was incorporated in the State of Nevada on August 7, 2007.

Our administrative office is located at 11088 Arcadia Sunrise Drive, Henderson, Nevada 89052.

Our fiscal year end is December 31.

Please see “Recent Sales of Unregistered Securities” on page 44 for our capitalization history.

Business of Issuer

Principal Products and Principal Markets

We are planning to become a fashion marketing and consulting company serving couture apparel designers, manufacturers and specialty fashion retailers.  We intend to assist clients implement marketing campaigns using the Internet or offline digital media.  It is our objective to use visual merchandising to re-design retail formats and provide greater brand and market awareness.

We believe there exists great demand for appealing and highly individualized styles of clothing and related items.  This demand presents tremendous opportunities for us, as we plan to attempt to establish a niche market by offering clients and consumers highly individualized merchandising opportunities.  Our approach is to display a potential client’s wares in a virtual showroom, along with informative articles regarding fashion trends or designer’s notes.  Currently, most fashion houses and retailers, such as Neiman Marcus and Georgio Armani, display static pictures of individual pieces of clothing worn by models.  Our concept entails a single model sporting various pieces of apparel and accessories from head to toe.  A consumer visiting the virtual showroom is expected to be able to roll his or her mouse over any item to view additional pictures of that item or clips of information.  Our goal is to provide an interactive experience, while providing information that a consumer would not normally receive in a retail store setting.

At this time, we do not anticipate functioning as a clothing retailer.  We are entirely a marketing company.  Our management believes that the services we intend to fill the gaps in the fashion industry’s marketing process and trends.  However, we are still in the development stage and have no clients.  Additionally, we have not identified manufacturers or designers we plan to approach.

Distribution Methods of the Products

We are currently in the process of establishing a base of operations in the fashion industry.  We are designing a website that will be published at www.fashionnetonline.com, which will serve as our store-front and primary means of attracting clients.  We have no methods of distribution in place, nor will we have any merchandise to distribute.

Industry Background and Competition

We compete, in general, with advertising companies for the marketing budgets of fashion industry participants.  We believe there are a significant number of advertising firms providing services similar and, in most cases, significantly broader than those proposed to be provided by us.  All of these companies are significantly larger and have substantially greater financial, technical, marketing and other resources and significantly greater name recognition.  In addition, many of our competitors have well-established relationships with fashion marketing, consulting design and retail channels or other similar entities.  It is possible that new competitors or alliances among competitors will emerge in the future.  Our expected competitors may be able to fulfill customer requests more efficiently than we may be able to.  There can be no assurance that we will be able to compete successfully against present or future competitors or that competitive pressures will not force us to cease our operations.

Unfortunately, we are a start-up company without a base of operations and lacking an ability to generate sales.  As such, our competitive position is unfavorable in the general marketplace.  Unless we implement our planned operations and begin to generate revenues, we will not be able to maintain our operations.

Seasonality

Our future operating results may fluctuate significantly from period to period due to our reliance on fashion designers, manufacturers and retailers, an industry that possess intrinsic seasonality.  For instance, retailers shift their inventory from swimwear and light sportswear to coats and sweaters during the late summer months, prior to the weather cooling, and vice versa.  As a marketing company, we expect the seasonality of our prospective clients to be beneficial for our business, in that clients will require our services year-round to update their virtual marketing campaigns.

Number of total employees and number of full time employees

Fashion Net is currently in the development stage.  During the development stage, we plan to rely exclusively on the services of Evelyn Meadows, our sole officer and director, to set up our business operations.  Ms. Meadows currently works for us on a part-time basis and expects to devote approximately 10-20 hours per week to our business, or as needed.  There are no other full- or part-time employees.  We believe that our operations are currently on a small scale that is manageable by this one individual.

Available Information

1.	After this offering, we expect to furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.	After this offering, we intend to file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.
You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Description of Property

Fashion Net, Inc. uses office space at 11088 Arcadia Sunrise Drive, Henderson, Nevada 89052.  Ms. Evelyn Meadows, our sole officer, director and shareholder, is providing the office space, located at Ms. Meadows’ primary residence, at no charge to us.  We believe that this arrangement is suitable given that our current operations are primarily administrative.  We also believe that we will not need to lease additional administrative offices for at least the next 12 months.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Legal Proceedings

Our officers, directors and employees have not been convicted in a criminal proceeding, exclusive of traffic violations.

Our officers, directors and employees have not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our officers, directors and employees have not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

No director, officer, significant employee or consultant of Fashion Net, Inc. has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.

As of the date of this prospectus,

1.	There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of Fashion Net, Inc.;

2.
There are currently 10,000,000 shares of our common stock held by Evelyn Meadows, our sole officer, director and employee, that are ineligible to be sold pursuant to Rule 144 under the Securities Act, none of which we have agreed to register for sale;

3.	In the future, all 10,000,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act;

4.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this prospectus, Fashion Net, Inc. has 10,170,000 shares of $0.001 par value common stock issued and outstanding held by twenty-eight shareholders of record.  Our Transfer Agent is Empire Stock Transfer, Inc., 2470 St. Rose Pkwy Suite 304, Henderson, NV 89074, Phone: (702) 818-5898.

Dividends

Fashion Net, Inc. has never declared or paid any cash dividends on its common stock.  For the foreseeable future, Fashion Net intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including Fashion Net’s financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides the following information as of October 3, 2008, for equity compensation plans previously approved by security holders, as well as those not previously approved by security holders:

1.	The number of securities to be issued upon the exercise of outstanding options, warrants and rights;

2.	The weighted-average exercise price of the outstanding options, warrants and rights; and

3.	Other than securities to be issued upon the exercise of the outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	0

Equity compensation plans not approved by security holders	0	0	0

Total	0	0	0

Financial Statements

(a)  Audited Financial Statements as of December 31, 2007

Fashion Net, Inc.
(A Development Stage Company)

Balance Sheets
as of
December 31, 2007 and 2006

and

Statements of Operations,
Stockholders’ Equity, and
Cash Flows
For the year ended December 31, 2007
and from August 7, 2007 (Inception)
through
December 31, 2007

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
                  PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Fashion Net, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Fashion Net, Inc. (A Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2007 and since inception on August 7, 2007 through December 31, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fashion Net, Inc. (A Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2007 and since inception on August 7, 2007 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has incurred a net loss of $13,379, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
August 6, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Fashion Net, Inc.
(a Development Stage Company)
Balance Sheet

December 31,
2007

Assets

Current assets:
Cash	$200

$200

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$460
Total current liabilities	460

Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares
authorized, 10,000,000 shares issued and outstanding	10,000
Additional paid-in capital	3,119
(Deficit) accumulated during development stage	(13,379)
(260)

$200

The accompanying notes are an integral part of these financial statements.

Fashion Net, Inc.
(a Development Stage Company)
Statements of Operations

	For the year	August 7, 2007
	ended	(Inception) to
	December 31, 2007	December 31, 2007

Revenue	$-	$-

Expenses:
Executive compensation	10,000	10,000
General and administrative expense	3,379	3,379
Total expenses	13,379	13,379

(Loss) before provision for income taxes	(13,379)	(13,379)

Provision for income taxes	-	-

Net (loss)	$(13,379)	$(13,379)

Weighted average number of
common shares outstanding - basic and fully diluted	10,000,000

Net (loss) per share-basic and fully diluted	$(0.00)

The accompanying notes are an integral part of these financial statements.

Fashion Net, Inc.
(a Development Stage Company)
Statement of Stockholders’ Equity

				(Deficit)
				Accumulated
	Common Stock		Additional	During	Total
			Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

August 7, 2007
Founders shares
Issued for services	10,000,000	$10,000	$-	$-	$10,000

August 13, 2007
Donated capital	-	-	200	-	200

September 13, 2007
Donated capital	-	-	2,500	-	2,500

October 19, 2007
Donated capital	-	-	120	-	120

November 9, 2007
Donated capital	-	-	299	-	299

Net (loss)
For the period August 7, 20077
(inception) to December 31, 2007	-	-	-	(13,379)	(13,379)

Balance, December 31, 2007	10,000,000	$10,000	$3,119	$(13,379)	$(260)

The accompanying notes are an integral part of these financial statements.

Fashion Net, Inc.
(a Development Stage Company)
Statements of Cash Flows

	For the period	August 7, 2007
	ended	(Inception) to
	December 31, 2007	December 31, 2007
Operating activities
Net (loss)	$(13,379)	$(13,379)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Shares issued for executive compensation	10,000	10,000
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	460	460
Net cash (used) by operating activities	(2,919)	(2,919)

Financing activities
Donated capital	3,119	3,119
Net cash provided by financing activities	3,119	3,119

Net increase (decrease) in cash	200	200
Cash – beginning	-	-
Cash – ending	$200	$200

Supplemental disclosures:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash transactions:
Shares issued for executive compensation	$10,000	$10,000
Number of shares issued for executive compensation	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements.

Fashion Net, Inc.
(a Development Stage Company)
Notes

Note 1 – History and organization of the company

The Company was organized August 7, 2007 (Date of Inception) under the laws of the State of Nevada, as Fashion Net, Inc.  The Company is authorized to issue up to 75,000,000 shares of its common stock with a par value of $0.001 per share.

The business of the Company is to serve as a fashion marketing / consulting company for specialty apparel goods for trendy consumers by introducing rapidly changing market trends and reforming the business process and the supply process by reconstructing the method of merchandising through an online boutique.  The Company has limited operations and in accordance with Statement of Financial Accounting Standards No. 7 (SFAS #7), “Accounting and Reporting by Development Stage Enterprises,” the Company is considered a development stage company.

Note 2 – Accounting policies and procedures

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of December 31, 2007.

Revenue recognition
The Company recognizes revenue and gains when earned and related costs of sales and expenses when incurred.

Advertising costs
The Company expenses all costs of advertising as incurred.  There were no advertising costs included in selling, general and administrative expenses at December 31, 2007.

Impairment of long-lived assets
Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired.  No such impairments have been identified by management at December 31, 2007.

Loss per share
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) “Earnings Per Share”.  Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.  The Company had no dilutive common stock equivalents, such as stock options or warrants as of December 31, 2007.

Reporting on the costs of start-up activities
Statement of Position 98-5 (SOP 98-5), “Reporting on the Costs of Start-Up Activities,” which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred.  SOP 98-5 is effective for fiscal years beginning after December 15, 1998.  With the adoption of SOP 98-5, there has been little or no effect on the Company’s financial statements.

Fashion Net, Inc.
(a Development Stage Company)
Notes

Note 2 – Accounting policies and procedures (continued)

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2007.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes
The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

General and administrative expenses
The significant components of general and administrative expenses consists solely of legal and professional fees.

Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, “Disclosures About Segments of an Enterprise and Related Information”. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends
The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Recent pronouncements
 In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of  premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

Fashion Net, Inc.
(a Development Stage Company)
Notes

Note 2 – Accounting policies and procedures (continued)

Recent pronouncements (continued)
In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

Fashion Net, Inc.
(a Development Stage Company)
Notes

Note 2 – Accounting policies and procedures (continued)

Recent pronouncements (continued)
In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations.’This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

Year end
The Company has adopted December 31 as its fiscal year end.

Fashion Net, Inc.
(a Development Stage Company)
Notes

Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred a net loss of ($13,379) for the period from August 7, 2007 (inception) to December 31, 2007, and had no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.  Management has plans to seek capital through a public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These conditions raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

Note 4 – Stockholders’ Equity

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

On August 7, 2007 the Company issued 10,000,000 shares of its $0.001 par value common stock as founders’ shares to an officer and director in exchange for services rendered valued at $10,000.

On August 13, 2007, an officer and director of the Company donated cash in the amount of $200.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

On September 13, 2007, an officer and director of the Company donated cash in the amount of $2,500.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

On October 19, 2007, an officer and director of the Company donated cash in the amount of $120.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

On November 9, 2007, an officer and director of the Company donated cash in the amount of $299.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

As of December 31, 2007, there have been no other issuances of common stock.

Note 5 – Related party transactions

The Company issued 10,000,000 shares of its par value common stock as founders’ shares to an officer and director in exchange for services rendered in the amount of $10,000.

Since the inception of the Company through the year ended December 31, 2007, a shareholder, officer and director of the Company donated cash to the Company in the amount of $3,119.  This amount has been donated to the Company, is not expected to be repaid and is considered additional paid-in capital.

The Company does not lease or rent any property.  Office services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

(b)  Unaudited Financial Statements as of June 30, 2008

Fashion Net, Inc.
(A Development Stage Company)

Condensed Balance Sheets
as of
June 30, 2008 (unaudited) and
December 31, 2007 (audited)

Condensed Statements of Operations,
For the three and six months ended June 30, 2008
and from August 7, 2007 (Inception)
through
June 30, 2008

and

Condensed Statements of Cash Flows
For the six months ended June 30, 2008
and from August 7, 2007 (Inception)
through
June 30, 2008

Fashion Net, Inc.
(a Development Stage Company)
Condensed Balance Sheets

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
Assets

Current assets:
Cash	$9,821	$200

	$9,821	$200

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$460	$460
Total current liabilities	460	460

Stockholders’ equity
Common stock, $0.001 par value, 75,000,000 shares
authorized, 10,710,000 and 10,000,000 shares issued and
outstanding as of 6/30/08 and 12/31/07, respectively	10,710	10,000
Additional paid-in capital	13,209	3,119
(Deficit) accumulated during development stage	(14,018)	(13,379)
	9,901	(260)

	$10,361	$200

The accompanying notes are an integral part of these financial statements.

Fashion Net, Inc.
(a Development Stage Company)
Condensed Statements of Operations

	For the three months	For the six months	August 7, 2007
	ended	ended	(Inception) to
	June 30, 2008	June 30, 2008	June 30, 2008

Revenue	$-	$	$-

Expenses:
Executive compensation	-	-	10,000
General and administrative expense	7	639	4,018
Total expenses	7	639	14,018

(Loss) before provision for income taxes	(7)	(639)	(14,018)

Provision for income taxes	-	-	-

Net (loss)	$(7)	$(639)	$(14,018)

Weighted average number of
common shares outstanding - basic and fully diluted	10,143,462	10,071,731

Net (loss) per share-basic and fully diluted	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

Fashion Net, Inc.
(a Development Stage Company)
Condensed Statements of Cash Flows

	For the six months	August 7, 2007
	ended	(Inception) to
	June 30, 2008	June 30, 2008
Cash flows from operating activities
Net (loss)	$(639)	$(14,018)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Shares issued for executive compensation	-	10,000
Changes in operating assets and liabilities:
Increase in accounts payable	-	(460)
Net cash (used) by operating activities	(639)	(3,558)

Cash flows from financing activities
Donated capital	-	3,119
Issuances of common stock, net	10,260	10,260
Net cash provided by financing activities	10,260	13,379

Net increase (decrease) in cash	9,621	9,821
Cash – beginning	200	-
Cash – ending	$9,821	$9,821

Supplemental disclosures:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash transactions:
Shares issued for executive compensation	$-	$10,000
Number of shares issued for executive compensation	-	10,000,000

The accompanying notes are an integral part of these financial statements.

Fashion Net, Inc.
(a Development Stage Company)
Notes

Note 1 – Basis of presentation

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC).  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.  It is suggested that these consolidated interim financial statements be read in conjunction with the audited financial statements of the Company for the period ended December 31, 2007 and notes thereto.  The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

Note 2 – History and organization of the company

The Company was organized August 7, 2007 (Date of Inception) under the laws of the State of Nevada, as Fashion Net, Inc.  The Company is authorized to issue up to 75,000,000 shares of its common stock with a par value of $0.001 per share.

The business of the Company is to serve as a fashion marketing / consulting company for specialty apparel goods for trendy consumers by introducing rapidly changing market trends and reforming the business process and the supply process by reconstructing the method of merchandising through an online boutique.  The Company has limited operations and in accordance with Statement of Financial Accounting Standards No. 7 (SFAS #7), “Accounting and Reporting by Development Stage Enterprises,” the Company is considered a development stage company.

Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred a net loss of ($14,018) and had no sales for the period from August 7, 2007 (inception) to June 30, 2008.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

The Company recently completed an offering of its equity securities to obtain operating capital.  In the event additional capital is required, the President of the Company has agreed to provide funds as a loan over the next twelve-month period, as may be required.  However, the Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These conditions raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

Fashion Net, Inc.
(a Development Stage Company)
Notes

Note 4 – Stockholders’ equity

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

On August 7, 2007 the Company issued 10,000,000 shares of its $0.001 par value common stock as founders’ shares to an officer and director in exchange for services rendered valued at $10,000.

On August 13, 2007, an officer and director of the Company donated cash in the amount of $200.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

On September 13, 2007, an officer and director of the Company donated cash in the amount of $2,500.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

On October 19, 2007, an officer and director of the Company donated cash in the amount of $120.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

On November 9, 2007, an officer and director of the Company donated cash in the amount of $299.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

On April 16, 2008, the Company issued an aggregate of 170,000 shares of its $0.001 par value common stock for total cash of $8,500 in a private placement pursuant to Regulation D, Rule 505, of the Securities Act of 1933, as amended.

On April 16, 2008, an officer and director of the Company donated cash in the amount of $1,000.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

As of June 30, 2008, there have been no other issuances of common stock.

Note 5 – Warrants and options

As of June 30, 2008, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 6 – Related party transactions

The Company issued 10,000,000 shares of its par value common stock as founders’ shares to an officer and director in exchange for services rendered in the amount of $10,000.

Since the inception of the Company through June 30, 2008, a shareholder, officer and director of the Company donated cash to the Company in the amount of $4,879.  This amount has been donated to the Company, is not expected to be repaid and is considered additional paid-in capital.

The Company does not lease or rent any property.  Office services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Fashion Net, Inc. was incorporated in Nevada on August 7, 2007.  We are an early stage company and have not yet realized any revenues since our formation.  Our efforts have focused primarily on the development and implementation of our business plan.  No development related expenses have been or will be paid to any of our affiliates.  From out inception to June 30, 2008, we incurred a net loss of $14,018, attributable to $4,018 in general and administrative expenses related to the cost of developmental activities and $10,000 in executive compensation paid to Ms. Evelyn Meadows, our sole officer and director, in the form of 10,000,000 shares of common stock issued for services rendered.

To date, we had limited operations and minimal funds with which to finance our operations.  In consideration of this dilemma, we sought investment from third-parties.  As a result, since our incorporation, we have raised capital through the following means:

1.	In August 2007, we issued 10,000,000 shares of our common stock to Evelyn Meadows, our sole officer and director, in exchange for services performed valued at $10,000.

2.
In April 2008, we sold 170,000 shares of our common stock to twenty-eight non-affiliated purchasers for cash in the amount of $8,500, in an offering made under Regulation D, Rule 505, of the Securities Act of 1933, as amended.

3.	Through June 30, 2008, Ms. Meadows has contributed cash in the amount of $4,897 to us for operating capital. The funds were donated and are not expected to be repaid.

We believe that our cash on hand as of June 30, 2008 in the amount of $9,821 is sufficient to establish a base of operations, but not sufficient to maintain our current level of operations for the next at least 12 months.  As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in this registration statement.  If our business fails, our investors may face a complete loss of their investment.  We are currently contemplating requesting further operating capital from our sole officer and director or seeking debt financing from third-party sources, neither of which we can be assured of obtaining.

In addition to raising capital, generating sales in the next six months is important to support our planned ongoing operations.  However, we cannot guarantee that we will generate any sales.  If we do not generate sufficient revenues and cash flows to support our operations over the next 12 months, we will be required to raise additional capital by issuing capital stock or debt securities in exchange for cash in order to continue as a going concern.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.

In order to commence our planned principal operations and begin to generate revenues, we must establish our Internet presence and develop and initiate a marketing and advertising campaign.

1.
Finalize a fully-operational website:  We believe that developing a website is critical to reaching prospective customers and generating awareness of our brand and proposed service offerings.  We have reserved the domain name www. fashionnetonline.com and have published a working and interactive preliminary website.  The site is not a fully-operational and does not currently portray the fashion-related and e-commerce capabilities we plan to implement by the end of fiscal year 2008.  As we obtain clients, our site will be updated with content and media related to the clients’ product offerings.  At this time, we have no customers.

2.
Develop and implement a marketing strategy:  We believe that generating awareness of our company will drive fashion industry executives to utilize our marketing consulting services.  In order to do so, we must develop and implement an effective promotional strategy.  Our current plan is to develop and implement a marketing plan by utilizing search engine placement and keyword submission optimization services to increase the visibility of our website to our target market.  Additionally, we plan to contact individual designer houses and retailers via telephone or personal contact in an effort to explain our services and attract a client base.  However, we expect to continuously assess new marketing strategies; thus, we cannot predict whether the actual marketing and advertising efforts we implement will remain in its current form or not.  To date, we have not developed or implemented any marketing strategy.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our current officers and directors appear sufficient at this time.  Our officers and directors work for us on a part-time basis, and are prepared to devote additional time, as necessary.  We do not expect to hire any additional employees over the next 12 months.

Our management does not expect to incur research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our directors.  Additionally, we believe that this fact shall not materially change.

We currently do not have any material contracts and or affiliations with third parties.

Our officers and directors recognize that we are required to continuously file reports with the SEC and any exchange we may be quoted on, and understand the resultant increased costs of being a public reporting company.  We believe that investors are more agreeable to invest in a company that intends to become a public company rather than to remain private with no foreseeable exit strategy for shareholders.  Thus, we raised capital in a private placement offering completed in April 2008 with the intention of RBS becoming a public reporting company.  Our private investors held no influence on the decision to become a public company.

In addition, our officers and directors believe that a benefit of being a public company is the access to capital markets.  We believe that if additional funds are required to finance our continuing operations, we may be able to obtain more capital by pursuing an offering of equity or debt securities.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Directors, Executive Officers, Promoters and Control Persons

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)
Evelyn Meadows (2)	22	President, CEO and Director	August 2008 – 2009

Notes:

1.
Our director will hold office until the next annual meeting of the stockholders, which shall be held in August of 2009, and until a successor(s) has been elected and qualified.  Our officer was appointed by our sole director and will hold office until she resigns or is removed from office.

2.
Ms. Meadows has obligations to entities other than Fashion Net.  We expect Ms. Meadows to spend approximately 10-20 hours per week on our business affairs, as necessary.  At the date of this prospectus, Fashion Net is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Evelyn Meadows, President:  Ms. Meadows has been in the service and fashion apparel business for over 12 years. She began her career in the industry as a Sales Representative for J. Crew, a specialty apparel maker and retailer in Los Angeles, California, developing new business and managing key accounts.  Her experience at J. Crew led her to one of the world’s largest upscale malls, the Forum Shops at Caesars Palace, where she began her tenure at the Planet Hollywood Restaurant and Shop.  After seven years at Planet Hollywood, she learned to connect with people on an everyday basis by pulling double duty as Bartender and Bar Manager. For the last three years, Ms Meadows has served as Bar Manager for Sammy’s Woodfire Pizza in Las Vegas, Nevada.  In her current role as sole Director and Executive Officer of Fashion Net, Inc., Ms. Meadows is responsible for managing the sales force, forecasting budgets, and personally handling all accounts.

Board Committees

We currently have no compensation committee or other board committee performing equivalent functions.  Currently, all members of our board of directors participate in discussions concerning executive officer compensation.

Involvement on Certain Material Legal Proceedings During the Last Five Years

No petition under the Federal bankruptcy laws or any state insolvency law has ever been filed by or against, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of any of our officers or directors, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing.

No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings($)	All Other Compen-sation ($)	Total ($)

Evelyn Meadows	2008	0	0	0	0	0	0	0	0
President	2007	0	0	10,000(1)	0	0	0	0	10,000

Notes:

1.	In August 2007, we issued 10,000,000 shares of $0.001 par value common stock to Evelyn Meadows, an officer and director, in exchange for services performed valued at $10,000.

Employment Contracts And Officers’ Compensation

We do not have employment agreements.  Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed.

Directors’ Compensation

Our directors are not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Fashion Net, Inc.’s common stock by all persons known by Fashion Net to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to Fashion Net’s knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Evelyn Meadows, President and CEO	10,000,000	98.3%	98.3%

	All Directors and Officers as a group (1 persons)	10,000,000	98.3%	98.3%

Notes:

1.	The address for Evelyn Meadows is c/o Fashion Net, Inc., 11088 Arcadia Sunrise Drive, Henderson, Nevada 89052.

2.
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.
Assumes the sale of the maximum amount of this offering (170,000 shares of common stock by the selling shareholders).  The aggregate amount of shares to be issued and outstanding, assuming a maximum offering is 10,170,000.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Certain Relationships and Related Transactions

In August 2007, we issued 10,000,000 shares of $0.001 par value common stock to Evelyn Meadows, our sole officer and director, in exchange for services performed valued at $10,000, related specifically to the formation and organization of our corporation, as well as setting forth a business plan and operational objectives.

From our inception through June 30, 2008, Ms. Meadows, our sole officer and director and a shareholder, donated cash to us in the amount of $4,879.  This amount has been donated to us and is not expected to be repaid.

Additionally, we use office space and services provided without charge by Ms. Meadows.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Fashion Net, Inc.’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See Item 24 “Indemnification of Directors and Officers,” on page 44.

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  Fashion Net has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

EDGAR Conversion Fees	$500
Transfer Agent Fees	500
Accounting and Legal Fees	4,000
SEC Registration Fee	10
Total	$5,010

Indemnification of Directors and Officers.

Fashion Net’s Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer.  Fashion Net indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney’s fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at Fashion Net’s request as one of its officers or directors.  Fashion Net may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of Fashion Net’s directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Fashion Net’s best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Recent Sales of Unregistered Securities.

In August 2007, we issued 10,000,000 shares of our common stock to Evelyn Meadows, our founding shareholder and our sole officer and director.  This sale of stock did not involve any public offering, general advertising or solicitation.  The shares were issued in exchange for services performed by the founding shareholder on our behalf in the amount of $10,000.  Ms. Meadows received compensation in the form of common stock for performing services related to the formation and organization of our Company, including, but not limited to, designing and implementing a business plan and providing administrative office space for use by us; thus, these shares are considered to have been provided as founder’s shares.  Additionally, the services are considered to have been donated, and have resultantly been expensed and recorded as a contribution to capital.  At the time of the issuance, Ms. Meadows had fair access to and was in possession of all available material information about our company, as he is the sole officer and director of Fashion Net, Inc.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In April 2008, we sold 170,000 shares of our common stock to 28 non-affiliated shareholders.  The shares were issued at a price of $0.05 per share for total cash in the amount of $8,500.  The shares bear a restrictive transfer legend.  This April 2008 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Fashion Net, Inc., including an audited balance sheet, statements of income, changes in stockholders’ equity and cash flows.  Each purchaser was given the opportunity to ask questions of us.  Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws
a) Articles of Incorporation
b) Bylaws

5.	Opinion on Legality
Attorney Opinion Letter

23.	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing
b) Consent of Independent Registered Public Accounting Firm

Undertakings

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430C under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1)	To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C.
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

D.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the State of Nevada on October 3, 2008.

FASHION NET, INC.
(Registrant)

By: /s/ Evelyn Meadows, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Evelyn Meadows	President, CEO and Director	October 3, 2008
Evelyn Meadows

/s/ Evelyn Meadows	Chief Financial Officer	October 3, 2008
Evelyn Meadows

/s/ Evelyn Meadows	Chief Accounting Officer	October 3, 2008
Evelyn Meadows

Exhibit Index

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws
a) Articles of Incorporation
b) Bylaws

5.	Opinion on Legality
Attorney Opinion Letter

23.	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing
b) Consent of Independent Registered Public Accounting Firm